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                                                                    EXHIBIT 10.8





                      AGREEMENT REGARDING MANAGEMENT RIGHTS

This agreement will confirm that pursuant to the purchase of shares of stock of Requisite Technology, Inc. (the "Company") by Sequel Limited Partnership ("Investor"), Investor will be entitled to the following contractual management rights, in addition to rights to nonpublic financial information, inspection rights, and other rights specifically provided to all investors in the current financing:

     1). Investor shall be entitled to consult with and advise management of the Company on significant business issues, including management's proposed annual operating plans, and management will meet with Investor regularly during each year at the Company's facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans;

     2). Investor may examine the books and records of the Company and inspect its facilities, and will receive upon request information at reasonable times and intervals concerning the general status of the Company's financial condition and operations, provided that access to highly confidential proprietary information and facilities need not be provided;

     3). If Investor is not represented on this Company's Board of Directors, the Company shall invite a representative of Investor to attend all meetings of its Board of Directors (and all committees thereof) in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other material that it provides to its directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary in formation or for other similar reasons. Such representative may participate in discussions of matters brought to the Board.

Investor agrees, and any representative of Investor will agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights under this agreement.

The rights described herein shall terminate and be of no further force or effect upon the earlier to occur of (1) the consummation of the sale of the Company's securities pursuant to a registration statement filed by the Company under the Securities Act of 1933 in connection with the firm commitment underwritten offering of its securities to the general public, or (2) the date upon which Investor ceases to hold any shares of the Company's stock. The confidentiality provisions hereof will survive any such termination.

Agreed and accepted this 29th day of January, 1997.

SEQUEL LIMITED PARTNERSHIP                 Company:
By:  Sequel Venture Partners L.L.C.

By: /s/ THOMAS G. WASHING                  By: /s/ GEOFFREY GOEDDE
   ---------------------------------          ---------------------------------
         Manager                           Title: Chairman of the Board
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